UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 15, 2005

Heartland Bancshares, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

333-32245	35-2017085
(Commission File Number)	(IRS Employer Identification No.)

420 North Morton Street, Franklin, Indiana	46131
(Address of Principal Executive Offices)	(Zip Code)

(317) 738-3915

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective August 15, 2005, the Board of Directors of Heartland Bancshares, Inc. (the "Board") increased the size of the Board to 9 members, apportioned the two vacancies caused by the increase in size of the Board among the three classes of its directors, and elected certain individuals to fill such vacancies (each of whom to serve until the annual meeting in the year indicated for the class of which he or she is a member, and until his or her successor is elected and has qualified), all as follows:

Class with terms expiring in Annual Meeting in the Year	Size of Current Class	Size of Expanded Class	Name(s) of Person(s) Elected to Fill Vacancy or Vacancies
2006	3	3
2007	2	3	Paul C. St. Pierre
2008	2	3	Janette F. Koon

The Board also appointed the newly-elected directors to the following committees of the Board:

Corporation Audit Committee:	Janette F. Koon
Bank Audit Committee:	Janette F. Koon
Bank Loan Committee:	Janette F. Koon and Paul C. St. Pierre
Bank Asset Liability Committee:	Paul C. St. Pierre

Heartland Bancshares, Inc., issued a press release announcing the election of these new directors on August 18, 2005, which is filed as Exhibit 99 to this Report, and is incorporated herein by reference.

Item 9.01.	Financial Statements And Exhibits.

(c)	Exhibits

99	Press Release, August 18, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTLAND BANCSHARES, INC.

Date: August 18, 2005	By: /s/ Steven L. Bechman Steven L. Bechman, President

EXHIBIT INDEX

99	Press release issued by the Company on August 18, 2005.